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                                                                   EXHIBIT 10.13



                     HUAYANG PRINTING GROUP COMPANY LIMITED


             Contract for using Factory, Warehouse and Dormitories


PARTY A: Gushu Economic Development Company, Xixiang Town, Baoan Area, Shenzhen, an enterprise legal person registered and established according to the laws of China.

          Legal representative:

          Address: Gushu Village, Xixiang Town, Baoan Area,
                   Shenzhen City, Guangdong Province, China.

          Telephone:                                  Fax:


PARTY B: Huang Printing Group Company, Hong Kong, a limited liability company registered and established according to the laws of Hong Kong

          Legal representative:

          Address: 10th Floor, Kong Nam Industrial Building, Block A,
                   603-609 Castle Peak Road, Tsuen Wan,
                   New Territories, Hong Kong.

          Telephone: (852) 2416 7591                  Fax: (852) 2411 0235


Party A is the owner of the Factory, Warehouse and dormitories ("Factory Buildings") as listed in Appendix I, and is willing to provide these Factory Buildings for the use of Party B. In accordance with the real estate management laws of the Shenzhen Special Economic Zone and other relevant laws of the People's Republic of China, through friendly consultations, the parties hereby agree as follows:-







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I       TERM OF USE

(1) Party A agrees to provide the Factory Buildings for the use of Party B for five (5) years. The actual dates are 24th January 1995 to 23rd January 2000.

(2) Three months prior to the termination of the abovementioned period of use, Party B has the right to give written notification to Party A to extend this contract, and the period of extension shall be three years. The period of extension shall start from the completion of the first five year period, i.e., from 24th January 2000 to 23rd January 2003.

(3) During the period of use, Party B shall manage the Factory Buildings, but Party B shall not use the Factory Building for any illegal purposes. Party B shall also have the right to further erect any buildings and production facilities within the grounds of the Factory Buildings in accordance with the relevant regulations.

(4) Upon expiration of the period of extension, Party B shall have priority rights to use under the same conditions, in the event that Party A intends to let a third party use the Factory Buildings.

(5) During the period of use, either party may terminate this Contract by giving twelve months prior written notice to the other party. Rental is fully payable during this notice period. Any party who terminates this Contract in any other way shall be liable to compensate the other party for all economic losses.

II      RENTAL

(1) Party B shall pay rental during the first five-year period in accordance with the formula below:

        Rental = Total Expenses - Total Fees for Processing. "Total Expenses" during the first year of this contract shall be Two Million Eight Hundred Thousand Hong Kong Dollars (HK$2,800,000); thereafter to be increased by 5% every year.

        "Total Fees for Processing" refer to the total sum of usage fees, licensing fees, processing fees and other charges payable under the Provisions of the Original Contracts by Gaohui Company (HK) and Huayang Printing Group Company (HK) Limited or the total sum of usage fees, licensing fees, processing fees and other charges payable by Party B upon its replacement of Gaohui Company (HK) and Huayang Printing Group Company (HK) Limited under the provisions of the original contracts. "Provisions of the Original Contracts" refer to the contracts and agreements signed from 1986 to 1994 between Gaohui Company (HK), Huayang Printing Group Company (HK) Limited and Baoan County Foreign Trade Company (Shenzhen), and Gaohui Manufactory, Xinan Town, Baoan County, Party A and Gushu Village Committee, Xinan Town, Baoan County (detailed in Appendix II). Party A acknowledges that all rights and obligations of Gaohui Company (HK) and Huayang Printing Group Company (HK) Limited under the Provisions of the Original Contracts have been assumed by Party B instead.

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(2)  During the three-year extension period, Party B shall still pay usage fee to Party A in accordance with the formula set forth above, however the annual rate of increase shall be determined by both parties A and B after consultations. The usage fee payable by Party B to Party A during the extension period shall be comparable to the usage fee payable on similar properties (including factors such as the quality of factory buildings, use, term of use, equipment, and geographical location, etc.) on the market at that time. However, if the parties are unable to agree one month prior to the extension period, such increase shall be determined by arbitration in accordance with Article 10 of this Contract, and the arbitrator shall determine the incremental rate in accordance with the abovementioned principles.

(3) Party B shall pay usage fee to Party A in twelve monthly instalments, and each usage fee shall be payable in arrears within the first five working days of the following month.

(4) Party A hereby appoints and authorizes Chen Guo Wei (HKID A292518(7)) to collect usage fee from Party B on its behalf. During the term of this Contract, this appointment and authorization shall not be cancelled. Party A warrants to Party B that receipts issued to Party B by Chen Guo Wei shall be deemed receipts issued by Party A itself; however, Party B may request that Party A issues additional receipt to Party B, and Party A shall have no reason whatsoever to refuse this request.

III  OTHER EXPENSES

     Party A shall be responsible for the management fees, real estate taxes, land use fees and taxes, compensation charges for the grant of land, compensation charges for seedlings, compensation for above ground construction and related construction, labour and relocation subsidies, agricultural land tax fees, funds for the development and construction of new vegetable plots, funds for the re-cultivation of land, expenses for demolition, removal and settlement, fees for the construction of the basic facilities and infrastructure, business taxes and value added taxes for the use or occupation of buildings or land (if any); Party B shall not be responsible for any of these fees or taxes in relation to the use of the Factory Buildings, but shall be responsible for the monthly water, electricity, gas and telephone bills as well as the miscellaneous expenses incurred in connection with manufacturing and operational activities in the Factory Buildings.

IV   MAINTENANCE AND REPAIRS

(1) Party A shall be responsible for the maintenance and the repair of the structure of the Factory Buildings (except those structural damages incurred as a result of improper use or actions of Party B), or Party A shall delegate Party B to carry out maintenance on its behalf and such maintenance and repair charges shall be deducted from the usage fee; if Party A, by delaying carrying out the structural repairs or refuses to delegate Party B to carry out such repairs, creates damage to the Factory Buildings, Party B shall not be responsible for such damages and Party A shall compensate Party B for any economic losses suffered therefrom. In the event that there is major damage to the Factory Buildings or there exists a danger of the Factory Buildings collapsing and Party A does not carry out timely repairs, Party B may request early termination of the


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        term of use or carry out the repairs on behalf of Party A, and shall use such repair charges to off-set the usage fees.

(2) Party B shall be responsible for non-structural repairs of the Factory Buildings (except problems due to the quality of construction of the Factory Buildings or the improper action of Party A thereby creating non-structural damages). If any damage to the Factory Buildings is caused by Party B delaying in carrying out the non-structural repairs, Party A shall not be responsible for the damages and Party B shall compensate Party A for any economic losses incurred thereby.

V       INTERIOR DECORATION AND FITTINGS

(1)     During the term of use, and if the structure of the Factory
        Buildings is not affected, Party B shall have the right to carry out interior decoration and partitioning. Party B need not demolish these decorations or partitionings or revert the Factory Buildings to their original state upon the expiration of the term of use, but Party B shall have the right to remove the fixtures and fittings that originally belong to Party B.

(2) Party B shall have the right to use the existing facilities of the Factory Buildings without compensation, including the supply of water, electricity and gas utilities, telecommunications (including IDD lines) and other facilities. If Party B needs to increase the supply of water, electricity and gas utilities, increase telephone lines or add other facilities, Party A shall assist Party B in procuring same, and Party B shall pay all expenses.

VI      WARRANTIES

        Party A warrants to Party B:

        (1) Party A is the owner of the Factory Buildings and is the legal user of the related land. During the period of use, without the written consent of Party B, Party A shall not transfer, mortgage, rent, or in any way encumber by any debt or third party rights, to the Factory Buildings or the related land use rights, so as to affect the use of the Factory Buildings by Party B in accordance with this Contract.

        (2) Party A shall have the right to furnish the Factory Buildings for the use of Party B, and there is no need to seek the approval of any government departments or units. Party B shall have no need to pay for any land use fees, location use fees, real estate taxes or other taxes in connection with the use of the Factory Buildings or related land; or such taxes and fees (if any) shall be paid by Party A.



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     (3)  All documents of approval and certificates concerning the use of the
          Factory Buildings are legally valid. During the period of use, upon the reasonable request of Party B, Party A shall furnish relevant materials to Party B relating to the use of the Factory Building, including the certificates of ownership rights and related land use rights concerning the Factory Buildings.

     (4) The use by Party B of the Factory Buildings shall not be affected by any rights and obligations of third parties. Party A shall pay on time and in accordance with the relevant regulations all taxes and fees in connection with the use of the Factory Buildings and the related land.

     (5) The Factory Buildings have been constructed in accordance with the relevant laws and regulations, and fulfils the State requirements of planning, construction, infrastructure, environment and fire prevention.

     (6) Neither the Factory Buildings nor any part thereof stores or sets aside any toxic or dangerous goods or materials or is affected by such goods or materials (except toxic or dangerous goods or materials stored or set aside by Party B).

     (7) No fines, taxes or charges are imposed in connection with the sewage, discharges or emissions from the Factory Buildings (except sewage, discharges or emissions from the Factory Buildings incurred by Party B in the course of its manufacture and operation).

Party B undertakes to Party A:

(1)  Party B shall pay Party A promptly the usage fees specified in Article 2.

(2) Party B shall abide by all relevant laws and regulations of the People's Republic of China conducting its activities in the Factory Buildings.

(3) Party B is authorized to execute and to carry out its obligations under this Contract without any prior approval from any government organization or department.

(4) Party B shall not store or abandon any toxic or dangerous goods or materials in the Factory Buildings unless prior approval is obtained from the relevant Environment Department.

(5) During the period of use, Party B shall permit Party A to inspect the Factory Buildings at reasonable times and under reasonable circumstances, but such inspection shall not interfere with Part B's normal operation and production processes.

(6) Party B shall not transfer, mortgage or rent the Factory Buildings or any related land use rights. Party B shall not permit the Factory Buildings or its related land use rights to be affected by any debt or third party interest.



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(7)  If Party B does not extend the period of use upon expiry of the use period in accordance with the provisions of this Contract, Party B shall move out of the Factory Buildings and shall return the Factory Buildings to Party A.

VII  FORCE MAJEURE

(1) If during the period of use, the Factory Buildings is destroyed by any Force Majeure event, this Contract shall terminate automatically, and neither party shall have any liability towards the other. If any Force Majeure event makes it impossible for Party B to use the Factory Buildings in accordance with this Contract, then the parties may, taking into consideration of the effect of the Force Majeure event, be released or delayed in carrying out their respective obligations of this Contract, and Party B is permitted to decrease or waive payment of the usage fee for the Factory Buildings.

(2) The above "Force Majeure events" include earthquake, typhoon, flood, war, labour strikes, vandalism, civil incidents, civil disturbance, riot, and all other unforeseeable events which cannot be prevented or avoided, which affects the performance of this contract or as a result of which the terms of this Contract cannot be performed. The Party who encounters such event shall immediately inform the other party of such event by cable, telex or in writing, and shall within 30 days produce a detailed report with supporting documents regarding the unenforceability of the Contract, or any delay likely to be caused. The supporting documents shall be produced by the relevant local government or notarial office to prove the occurrence of such event. Immediately after the occurrence of a Force Majeure event, both parties shall negotiate with each other to find a reasonable solution and to mitigate the effect of the Force Majeure event.

VIII SALE OF THE FACTORY BUILDINGS

     During the term of this Contract, Party A shall give 3 months prior written notice to Party B for the sale of all or any part of the Factory Buildings, during which time Party B shall have priority rights in purchasing the Factory Buildings from Party A.

IX   SEIZURE OF THE FACTORY BUILDINGS

     In the event that the PRC government or any related department applies PRC law to seize part or all of the Factory Buildings for government use, compensation (actual or cash equivalent) from the government shall be distributed to Parties A and B in accordance with the ratio of the remaining period (including the extension period stated in clause 1(2)) and the total period of use.

X    ARBITRATION

     The parties shall resolve any outstanding matters enforceability of this Contract by negotiation. If there is any dispute as to the meaning or the enforceability of any part of this Contract, the parties shall first conduct friendly negotiations to seek a solution. If the dispute remains unresolved after 30 days of such negotiations, either party may submit the dispute to the China International Economic and Trade Arbitration Committee (Shenzhen Branch) (hereafter referred to as the "Arbitration Committee"). The decision of the Arbitration Committee shall be final. The arbitration shall be conducted in accordance with the


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     rules of the Arbitration Committee and the following principles:

     (1) The arbitration shall be conducted in Chinese, and recorded daily in Chinese.

     (2) The Arbitrator shall be someone fluent in Chinese, and shall be chosen by both parties after negotiation. If the parties cannot agree on such a person within 30 days of the submission of the dispute to the Arbitration Committee, the arbitrator shall be appointed by the Director of the Arbitration Committee.

The written decision of the arbitrator, supported by reasons, shall be final and shall be binding on both parties. Unless specifically stated by the Arbitrator, the arbitration costs shall be borne by the unsuccessful party.

XI   GOVERNING LAW

     This Contract is governed by the law of the PRC.

     This Contract is signed by representatives of both parties on this 24th day of January 1995. There are four copies. Each party has two copies. All of them are legally binding.




Party A                                    Party B
Shenzhen Baoan Xixiang Village             Hong Kong Hua Yang Printing Holdings
Gushu Economic Development                 Co., Limited




Name:                                      Name:
     -----------------------                    -----------------------

Position:                                  Position:     Director
         -------------------                        -------------------



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                                   Appendix I

Property                                Purpose                   Area
--------                                -------                   ----

No. 6, Zhu-ao Factory Buildings,        Factory Building        5,160.90m(2)
Gushu Village, Xixiang Town,
Bacon County

Factory Building No. 13,                Factory Building        1,854.44m(2)
Gushu Village, Xixiang Town,
Bacon County

Factory Building No. 22,                Factory Building        6,750.00m(2)
Gushu Village, Xixiang Town,
Bacon County

Dormitory No. 12,                       Dormitory               1,188.00m(1)
Gushu Village, Xixiang Town,
Bacon County

Dormitory No. 39,                       Dormitory               3,250.80m(2)
Gushu Village, Xixiang Town,
Bacon County

Warehouse in Gaohui Manufactory,        Warehouse               [      ]m(2)
Gushu Village, Xixiang Town,
Bacon County

The ownership certificates of the above Factory Buildings and Dormitories (excluding the Warehouse) are attached to this Appendix.


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                                  APPENDIX II


                      PROVISIONS OF THE ORIGINAL CONTRACTS


1. Processing Agreement signed on 1st January 1996 between Baoan County Foreign Trade Company and Gushu Gaohui Manufactory, Xinan Town, Baoan County (Party A) and Gaohui Company (HK) (Party B) ("Processing Agreement")

2. Agreement for the Investment of Construction of Factory Buildings signed on 26th November 1987 between Gaohui Company (HK) and Gushu Village Committee

3. Agreement for the Continuation of the Processing Agreement signed on 1st August 1990

4. Agreement or the Rental of Dormitories signed on 28th November 1992 between Gushu Development Company, Xinan Town, Baoan County and Gaohui Company (HK)

5. Agreement for the Transfer with Compensation of Factory and Factory Address (date unclear) between Gushu Village Development Company, Xinan Town, Baoan County and Huayang Printing Company Limited (HK) (involving 7,772m(2))

6. Agreement for the Transfer with Compensation of Factory and Factory Address (date unclear) between Gushu Village Development Company, Xinan Town, Baoan County and Huayang Printing Company Limited (HK) (involving 6,020m(2))

7. Contract for Land Use Rights signed 18th January 1994 between Gushu Village Development Company, Xinan Town, Baoan County and Huayang Printing Company Limited (HK)


Copies of the above documents are attached to this Appendix.




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